EXHIBIT 23.2

[Letterhead] Deloitte & Touche llp
111 S. Wacker Drive Chicago, Illinois 60606

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of the John Deere 2020 Equity and Incentive Plan on Form S-8 of our reports dated December 19, 2019 relating to the consolidated financial statements of Deere & Company and subsidiaries (“the Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended November 3, 2019.

/s/ Deloitte & Touche llp
DELOITTE & TOUCHE LLP Chicago, Illinois

February 26, 2020

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